Exhibit 21

                 SUBSIDIARIES OF THE REGISTRANT


The following is a listing of the subsidiaries of the Registrant:


                                                           Jurisdiction of
                                                             Organization
                                                             ------------
  Energetics Incorporated                                      Maryland
  Human Resource Systems, Inc.                                 Delaware
  Ship Remediation and Recycling, Inc.                         Delaware
  VSE Services International, Inc.                             Delaware